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                                                                    EXHIBIT 99.1

                       [WOLVERINE TUBE, INC. LETTERHEAD]

                                 PRESS RELEASE

Contact: James E. Deason
         Executive Vice President
         Chief Financial Officer
         (256) 580-3510

              WOLVERINE TUBE ANNOUNCES DISCONTINUED OPERATIONS AND
                          CHANGE IN ACCOUNTING METHOD

HUNTSVILLE, ALABAMA, FEBRUARY 21, 2002-- Wolverine Tube, Inc. (NYSE: WLV) today announced the discontinuance of its Wolverine Ratcliffs, Inc. joint venture, located in Fergus, Ontario, Canada. This business, formed in 1999 by Wolverine Tube, Inc. and Ratcliffs-Severn, Ltd., is 74.5% owned by Wolverine Tube, Inc. and produces both heavy-gauge and light-gauge copper and copper alloy strip. These products are used primarily by automotive, hardware and electrical equipment manufacturers.

The Company has engaged a financial advisor to pursue opportunities to dispose of this business. A number of potential buyers have been contacted and early interest has been expressed. The Company expects that this process will be completed in the early part of the second quarter of 2002. The Company will inform employees and certain customers and vendors of its decision today. The timing of this announcement requires the rescheduling of our 2001 Earnings Conference Call from today Thursday, February 21, 2002 to Tuesday, February 26, 2002.

The Company will record a $23.9 million charge in the fourth quarter of 2001 on the pending sale or disposal of this business, including estimated losses during the disposal period. The predominate portion of this loss is non-cash; in fact, sale or closure is estimated to provide at least $17.5 million in cash. This charge will be combined with $7.4 million of losses incurred in 2001 and presented as discontinued operations in the 2001 financial statements. Most of this loss was realized in the latter part of 2001.

                             Corporate Headquarters
                       200 Clinton Avenue West, Suite 1000
                              Huntsville, AL 35801
                         256 890 0460 / fax 256 890 0470

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                                                                    EXHIBIT 99.1

                       [WOLVERINE TUBE, INC. LETTERHEAD]

                                 PRESS RELEASE

                                   Page 2 of 3

"The strip business is undergoing fundamental changes, especially related to price and mix," said Dennis Horowitz, Chairman, President and Chief Executive Officer. "The heavy-gauge portion of this business has been under increasing attack by foreign competition, which has resulted in price degradation. At the same time, customers have been migrating to lighter and lighter gauge strip, in order to reduce material costs. At this time our facility is not capable of producing extremely light-gauge material efficiently and consistently and these very light-gauges do not carry lucrative price premiums. While the equipment could be upgraded to do so, this would require capital expenditures and ramp up costs that would not be prudent in these difficult economic times."

Wolverine also announced that in the fourth quarter of 2001, it has changed its method of accounting for inventory from the Last-In, First-Out (LIFO) method to the First-In, First-Out (FIFO) method. This change allows the Company to better match metal costs and revenues, especially given the recent trends in copper prices. Going forward, it provides the Company with more flexibility in managing cash and inventory levels. This change in accounting results in a $ 0.7 million decrease in net income in 2001 and a $3.2 million increase in 2000.

The Company also announced that, excluding the impacts of these non-recurring items, it expects fourth quarter and full year results from continuing operations for 2001 to be consistent with its January estimate. A complete discussion will take place on the February 26, 2002 conference call at 9:30 a.m. Central Time (10:30 a.m. ET).

Please visit Wolverine's website at www.wlv.com to access the call. Alternatively, you can call the conference call line at (800) 311-9402 ten minutes prior to the scheduled start time and use access code "Wolverine". A replay will also be available through March 5, 2002 at Wolverine's website or by calling (800) 858-5309, access code 40179, pass code 40179. Should you have any problems accessing the call or the replay, please contact the Company at (256) 890-0460.

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                                                                    EXHIBIT 99.1

                       [WOLVERINE TUBE, INC. LETTERHEAD]

                                 PRESS RELEASE

                                  Page 3 of 3

ABOUT WOLVERINE TUBE, INC.

Wolverine Tube, Inc. is a world-class quality partner, providing its customers with copper and copper alloy tube, fabricated products, brazing alloys, fluxes and lead-free solder, as well as copper and copper alloy rod, bar and strip products. Internet addresses: www.wlv.com and www.silvaloy.com.

Forward-looking statements in this press release are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements use such words as "may", "will", "expect", "believe", "plan", "anticipate" and other similar terminologies. This press release contains forward-looking statements regarding the expectations of future sales and earnings of the Company and the disposal of Wolverine Ratcliffs, Inc.
(WRI). These forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The Company undertakes no obligation to publicly release any revision of any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. With respect to expectations of future earnings, factors that could affect actual results include, without limitation, global and local economic and political environments, weather conditions, environmental contingencies, regulatory pressures, labor costs, raw material costs, fuel and energy costs, the mix of geographic and product revenues, the effect of currency fluctuations, competitive products and pricing. Assumptions with respect to WRI, actual proceeds or cash realized from a sale or disposal and losses incurred during the disposal period could differ materially from the amounts estimated. Any such differences will be reported in discontinued operations in future periods. A discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, can be found in the Company's Annual Report on Form 10-K for the most recently ended fiscal year and reports filed from time to time with the Securities and Exchange Commission.